                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K
                                 Current Report

                          -----------------------------

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) January 23, 2002

                          -----------------------------

                                GATX Corporation
             (Exact Name of Registrant as Specified in its Charter)


           New York                            1-2328                        36-1124040
(State or other jurisdiction of       (Commission file number)            (I.R.S. employer
        incorporation)                                                 identification number)


                            500 West Monroe Street,
                          Chicago, Illinois 60661-3676
                    (Address of principal executive offices)

       Registrant's telephone number, including area code (312) 621-6200

ITEM 5.  OTHER EVENTS

         On January 22, 2002, GATX Corporation issued the following press release:
                  CHICAGO, January 22 - GATX Corporation (NYSE:GMT) today announced its 2001 fourth quarter results, reporting a net loss of $12.1 million or $.25 per diluted share. The prior year fourth quarter loss was $60.6 million or $1.27 per diluted share.
         For the 2001 full year, GATX reported net income of $172.9 million or $3.51 per diluted share. Excluding non-comparable items, GATX reported 2001 full year income of $109.7 million, or $2.23 per diluted share. The 2000 full year income was $164.2 million or $3.37 per diluted share, excluding the Airlog litigation provision.
         Among the non-comparable items in 2001, the most significant items include the gain on the sale of GATX Terminals; charges related to the company's telecommunications portfolio; costs associated with the closure of a railcar repair facility; and in the fourth quarter, charges related to a workforce reduction and asset impairment losses in the air group stemming from the events of September 11th. Details of the non-comparable items are included in the attached financial supplement.
         All comments from here forward in this press release regarding consolidated and business unit results for the fourth quarter and full year exclude these non-comparable items, unless noted otherwise.
         Ronald H. Zech, chairman and CEO of GATX, stated, "2001 results reflect the operating challenges we faced in our core markets throughout the year. Although we entered 2001 with a cautionary note regarding economic conditions and the potential impact on our operations, the year presented even greater challenges than we anticipated. Difficulties within the company's portfolio, in particular the telecommunications sector, and uncertainty regarding our air business in the wake of September 11th were the focal points this year.

         "Despite the volatile operating environment, 2001 included a number of notable achievements. At GATX Rail, we improved operating efficiency during a period of market weakness and expanded our international presence; the Air group, confronted with unprecedented turmoil in the airline industry as a result of the events of September 11th, moved quickly to address the issues and made significant progress on placing and financing new deliveries; the Technology group achieved record results and expanded their market presence through a successful portfolio acquisition; and we completed the sale of GATX Terminals, using the nearly $1 billion in after-tax proceeds to strengthen the balance sheet and re-invest in our core markets."
         Mr. Zech added, "As we look forward to 2002, we are optimistic about recoveries in our core markets, but remain very cautious on the timing of this rebound and are concerned about the lingering effects of the recession. Based on this view, we currently expect 2002 EPS to be in the range of $2.00-$2.25 per share."
         Elaborating on the key variables underlying the current 2002 view, Mr. Zech added, "In rail, we expect to continue operating at current levels in 2002. Various market indicators point to a solid recovery when it ultimately occurs: excess railcars have been taken out of the system, new car orders have been reduced at GATX and across the industry, and our customers are operating with lower inventories and supporting rail equipment. However, we have not yet seen the uptick in railcar demand that will signal the start of a rebound, and we are hesitant to predict this inflection point.
         "Within our air business, we are assuming that during 2002 air traffic builds gradually, and the fundamentals of the aircraft leasing business follow a similar path. At the present time, lease rates on both new and existing aircraft are under pressure, and we expect this to continue. While we are confident in the strength and quality of the aircraft in our portfolio, it will take time for this market to return to pre-September 11th conditions. In the interim, we will continue to focus on maintaining high fleet utilization, a point on which we have been successful to date.
         "Lastly, 2001 was a record year for remarketing income and we continued to enjoy robust warrant income. Although remarketing income is a core part of our business, high investment volume in recent years in operating lease assets has reduced the average age of our asset portfolio, and therefore it is unlikely that this past year's remarketing income levels will be repeated in 2002. Similarly, warrant income in 2002 will be well below 2001 levels absent a strong recovery in the IPO market. On the positive side, we have undertaken extensive measures to reduce selling, general, and administrative expenses by at least 15% from 2001 levels, and we are confident that this will be achieved, providing a meaningful contribution to bottom line results."
         Mr. Zech concluded, "We expect that 2002 will be a year in which operating conditions will strengthen by year end, providing the foundation for positive momentum and improved results going forward. We remain well positioned in our businesses and poised to capitalize on recoveries in our core markets."

FINANCIAL SERVICES

         Financial Services, comprised principally of GATX Capital, reported a fourth quarter loss of $6.2 million compared to income of $13.8 million in the prior year period, excluding the Airlog litigation provision. Fourth quarter performance was affected by a large loss provision taken during the quarter, consistent with prior statements regarding GATX Capital's focus on maintaining an appropriate reserve level in this weakened economic environment. For the 2001 full year, Financial Services reported income of $63.5 million compared to $83.9 million in the prior year, excluding the Airlog litigation provision.
         Investment volume totaled $287 million during the fourth quarter compared to $508 million in the prior year period. For the 2001 full year, investment volume totaled $1.8 billion compared to $1.5 billion in the prior year. The 2001 volume reflects continued investment primarily in the company's air and technology markets.
         For the fourth quarter, pre-tax spread totaled $46.3 million compared to $33.6 million in the prior year period. Annualized pre-tax spread in the fourth quarter was 4.6% of average net investments, compared to 3.9% for the prior year period. For the 2001 full year, pre-tax spread totaled $190.9 million compared to $149.2 million in the prior year. Pre-tax spread in 2001 was 4.8% of average net investments, compared to 4.7% for the prior year. Increased lease and interest income was the key driver behind the increase in pre-tax spread.

         Remarketing income, comprised of both gains on asset sales and residual sharing fees, was $13.9 million in the fourth quarter compared to $17.7 million in the prior year period. Remarketing income totaled $99.0 million in 2001 compared to $57.2 million in the prior year. The increased remarketing income was driven by stronger gains within the diversified and technology portfolios.
         Warrant income totaled $3.6 million in the fourth quarter compared to $17.9 million in the prior year period. For the 2001 full year, warrant income totaled $38.7 million compared to $52.3 million in the prior year.
         Loss provisions, including telecommunications and air-related provisions, totaled $36.4 million in the fourth quarter, compared to $7.5 million in the prior year period. For the 2001 full year, loss provisions totaled $98.1 million, including telecommunications and air-related provisions of $7.8 million, compared to $16.1 million in the prior year. The increase in loss provision reflects the weaker economic conditions experienced during 2001, and the company's initiative to maintain an appropriate allowance position. The allowance for losses was 6.0% of reservable assets at year end compared to 6.4% in both the prior quarter and prior year.
         Net charge-offs of reservable assets during the fourth quarter totaled $52.5 million. For the 2001 full year, net charge-offs totaled $101.4 million, or 2.6% of average net investments, compared to $36.8 million, or 1.1% of average net investments, in the prior year. The increased charge-off levels in 2001 primarily reflect the impact of a weaker economic environment on the company's portfolio.
         Asset impairments totaled $15.3 in the 2001 fourth quarter, including $8.3 million related to telecommunication and air assets, compared to $5.0 million in the prior year period. For the 2001 full year, impairments totaled $85.2 million, including $75.6 million related to telecommunication and air assets, compared to $5.0 million in the prior year.

                                   GATX RAIL

         GATX Rail reported income of $17.7 million in the fourth quarter compared to $13.4 million in the prior year period. The improvement in GATX Rail's fourth quarter income was due in part to lower SG&A and maintenance expenditures, coupled with a short-term spike in demand for railcars at DEC, GATX Rail's operation in Poland. Due to continued soft demand for railcars and lease rate pressure, the 2001 fourth quarter income does not reflect our expected quarterly run rate in this environment. For the 2001 full year, GATX Rail reported net income of $52.4 million compared to $65.7 million in the prior year period.
         Utilization of GATX Rail's North American full service fleet remained at 91% at the end of the fourth quarter, consistent with the 2001 third quarter level, but down from 93% in the prior year period. GATX Rail's full service North American fleet totaled 91,100 cars at year end, down slightly from the prior quarter and year ago levels. Fourth quarter new car deliveries in the full service fleet totaled only 310 cars, an indication of continued softness in the rail market.
         North American manufacturing capacity utilization, one of several benchmarks for economic activity and ultimately demand for railcars, was 72% at year end. This low level of capacity has not been experienced since the mid-1980's. This is consistent with the 2001 third quarter level and indicates that underlying factors that drive railcar demand have not yet rebounded.

COMPANY DESCRIPTION

         GATX Corporation (NYSE: GMT) is a specialized finance and leasing company. It uniquely combines asset knowledge and services, structuring expertise, creative partnering and risk capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar and locomotive leasing, aircraft operating leasing, information technology leasing, venture finance and diversified finance.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss fourth quarter and full year results. Teleconference details are as follows:

                             Tuesday, January 22nd
                             11:00 AM EASTERN TIME
                     Domestic Dial-In:      1-800-553-0288
                     International Dial-In: 1-612-332-0523
                     Replay:  1-800-475-6701, access #622846

Call in details and real-time audio access are available at: www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS

         This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "anticipate," "believe," "estimate," "expects," "intend," "predict," or "project" and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. With respect to outlook comments within this release relating to the 2002 performance of GATX Rail, GATX Capital, and GATX Corporation, risks and uncertainties include, but are not limited to, general economic conditions and/or the market changes resulting from the events of September 11, 2001, railcar lease rate and utilization levels, dynamics affecting customers within the chemical, petroleum and food industries, additional potential write-downs and/or provisions within GATX's portfolio, and general market conditions in the rail, air, technology, venture, and other large-ticket leasing industries.

FOR FURTHER INFORMATION CONTACT:

ANALYSTS AND INVESTORS
Robert C. Lyons
GATX Corporation
312-621-6633

Investor, corporate information and press releases may be found at http://www.gatx.com. A variety of current financial information, historical financial information, press releases and photographs are available at this site.

                              --Tabular Follows--

Page 7
                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                  THREE MONTHS ENDED                   TWELVE MONTHS ENDED
                                                                      DECEMBER 31                          DECEMBER 31
                                                            -------------------------------       -------------------------------
                                                                2001              2000                2001              2000
                                                            ------------       ------------       ------------       ------------
GROSS INCOME
    Revenues                                                $      346.1       $      358.8       $    1,488.6       $    1,311.8
    Share of affiliates' (losses) earnings                           (.7)              16.2               34.5               79.0
                                                            ------------       ------------       ------------       ------------
TOTAL GROSS INCOME                                                 345.4              375.0            1,523.1            1,390.8

OWNERSHIP COSTS
    Depreciation and amortization                                  101.4               94.8              417.6              334.8
    Interest, net                                                   57.4               66.5              249.9              242.6
    Operating lease expense                                         46.3               48.0              194.8              178.7
                                                            ------------       ------------       ------------       ------------
TOTAL OWNERSHIP COSTS                                              205.1              209.3              862.3              756.1

OTHER COSTS AND EXPENSES
    Operating expenses                                              62.5               53.1              241.1              188.8
    Selling, general and administrative                             51.0               62.4              229.7              209.2
    Provision for possible losses                                   36.5                9.1               98.4               17.7
    Asset impairment charges                                        15.3                5.0               85.2                5.0
    Provision (reversal) for litigation charges                      -                160.5              (13.1)             160.5
    Reduction in work force charges                                 13.4                -                 13.4                -
    Fair value adjustments for derivatives                          (1.8)               -                   .5                -
                                                            ------------       ------------       ------------       ------------
TOTAL OTHER COSTS AND EXPENSES                                     176.9              290.1              655.2              581.2
                                                            ------------       ------------       ------------       ------------

(LOSS) INCOME FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES                                          (36.6)            (124.4)               5.6               53.5

INCOME TAX (BENEFIT) PROVISION                                     (24.5)             (47.6)              (1.9)              22.7
                                                            ------------       ------------       ------------       ------------

(LOSS) INCOME FROM CONTINUING OPERATIONS                           (12.1)             (76.8)               7.5               30.8

DISCONTINUED OPERATIONS
   Operating results, net of taxes                                   -                 12.5                1.5               27.4
   Gain on sale of portion of segment, net of taxes                  -                  3.7              163.9                8.4
                                                            ------------       ------------       ------------       ------------
TOTAL DISCONTINUED OPERATIONS                                        -                 16.2              165.4               35.8
                                                            ------------       ------------       ------------       ------------
NET (LOSS) INCOME                                           $      (12.1)      $      (60.6)      $      172.9       $       66.6
                                                            ============       ============       ============       ============

PER SHARE DATA
    Basic:
       (Loss) income from continuing operations             $       (.25)      $      (1.61)      $        .15       $        .64
       Income from discontinued operations                           -                  .34               3.41                .75
                                                            ------------       ------------       ------------       ------------
        Total                                               $       (.25)      $      (1.27)      $       3.56       $       1.39
                                                            ============       ============       ============       ============
    Average number of common shares
        (in thousands)                                            48,689             47,819             48,512             47,880
    Diluted:
       (Loss) income from continuing operations             $       (.25)      $      (1.60)      $        .15       $        .63
       Income from discontinued operations                           -                  .33               3.36                .74
                                                            ------------       ------------       ------------       ------------
        Total                                               $       (.25)      $      (1.27)      $       3.51       $       1.37
                                                            ============       ============       ============       ============
    Average number of common shares and
        common share equivalents (in thousands)                   48,689             47,819             49,202             48,753


Page 8
                        GATX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)


                                                             DECEMBER 31       DECEMBER 31
                                                                2001              2000
                                                             ----------        ----------
ASSETS

Cash and Cash Equivalents                                    $    347.3        $    173.6

Receivables
    Trade accounts                                                 66.3              93.7
    Finance leases                                                868.3             878.3
    Secured loans                                                 557.4             538.0
    Less - allowance for possible losses                          (94.2)            (95.2)
                                                             ----------        ----------
                                                                1,397.8           1,414.8
Operating Lease Assets and Facilities, net                      2,712.4           2,654.1
Progress Payments for Aircraft Purchases                          260.0              11.5
                                                             ----------        ----------
                                                                2,972.4           2,665.6

Investments in Affiliated Companies                               921.5             951.2

Other Assets                                                      470.7             427.6

Net Assets of Discontinued Operations                               -               630.9
                                                             ----------        ----------
                                                             $  6,109.7        $  6,263.7
                                                             ==========        ==========

LIABILITIES, DEFERRED ITEMS AND SHAREHOLDERS' EQUITY

Accounts Payable                                             $    293.6        $    317.3
Accrued Expenses                                                   36.8             127.4

Debt
   Short-term                                                     328.5             557.2
   Long-term:
      Recourse                                                  2,897.3           3,093.9
      Nonrecourse                                                 728.2             494.2
   Capital lease obligations                                      163.0             164.2
                                                             ----------        ----------
                                                                4,117.0           4,309.5

Deferred Items, including Income Taxes                            780.5             720.0

Total Shareholders' Equity                                        881.8             789.5
                                                             ----------        ----------
                                                             $  6,109.7        $  6,263.7
                                                             ==========        ==========

Page 9
                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)


                                                                        THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                                            DECEMBER 31                    DECEMBER 31
                                                                      -----------------------       ---------------------------
                                                                        2001           2000           2001              2000
                                                                      --------       --------       ----------       ----------
OPERATING ACTIVITIES
(Loss) income from continuing operations                              $  (12.1)      $  (76.8)      $      7.5       $     30.8
Adjustments to reconcile (loss) income from continuing
     operations to net cash provided by continuing operations:
      Realized gains on remarketing of leased equipment                  (12.7)         (15.6)           (79.9)           (53.4)
      Gains on sales of securities                                        (3.6)         (17.9)           (38.7)           (52.3)
      Depreciation and amortization                                      101.4           94.8            417.6            334.8
      Provision for possible losses                                       36.5            9.1             98.4             17.7
      Asset impairment charges                                            15.3            5.0             85.2              5.0
      Deferred income taxes                                               13.4          (30.3)           126.9             26.8
      Provision (reversal) for litigation charges                          -            160.5            (13.1)           160.5
      Payments related to litigation settlement                            -             (6.0)          (141.0)            (6.0)
Other, including working capital                                         (18.3)           4.7           (107.2)           (66.1)
                                                                      --------       --------       ----------       ----------
    Net cash provided by continuing operations                           119.9          127.5            355.7            397.8

INVESTING ACTIVITIES
Additions to equipment on lease, net of nonrecourse financing
  for leveraged leases                                                   (85.0)        (288.2)          (672.2)          (700.8)
Additions to operating lease assets and facilities                       (23.9)         (32.6)          (168.8)          (394.5)
Secured loans extended                                                   (51.8)         (97.6)          (305.5)          (436.1)
Investments in affiliated companies                                      (31.9)         (83.5)          (284.2)          (244.4)
Progress payments                                                       (116.8)         (28.9)          (245.0)          (123.4)
Other investments                                                         (5.9)         (10.2)          (118.5)           (29.2)
                                                                      --------       --------       ----------       ----------
Portfolio investments and capital additions                             (315.3)        (541.0)        (1,794.2)        (1,928.4)
Portfolio proceeds                                                       251.4          200.9          1,031.4            627.8
Proceeds from other asset sales                                            4.4            6.7            207.1            304.3
                                                                      --------       --------       ----------       ----------
    Net cash used in investing activities of continuing                  (59.5)        (333.4)          (555.7)          (996.3)
      operations

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                                 307.5          176.6            790.3          1,587.4
Repayment of long-term debt                                             (231.0)        (360.5)        (1,018.8)        (1,072.2)
Net increase (decrease) in short-term debt                                53.8          407.8           (228.7)           180.2
Increase (decrease) in capital lease obligations                          14.9           (1.0)            (1.2)           (15.7)
Issuance (repurchase) of common stock and other                            2.3           15.7             19.9            (20.1)
Cash dividends                                                           (15.1)         (14.4)           (60.2)           (57.4)
                                                                      --------       --------       ----------       ----------
    Net cash provided by (used in) financing activities of
      continuing operations                                              132.4          224.2           (498.7)           602.2

NET TRANSFERS (TO) FROM DISCONTINUED OPERATIONS                           (1.4)          54.2            (30.7)            10.7
                                                                      --------       --------       ----------       ----------
NET INCREASE (DECREASE) IN CASH AND CASH                                 191.4           72.5           (729.4)            14.4
    EQUIVALENTS FROM CONTINUING OPERATIONS
PROCEEDS FROM SALE OF PORTION OF SEGMENT                                   -              -            1,185.0             74.7
TAXES PAID ON GAIN FROM SALE OF SEGMENT                                 (133.7)           -             (281.9)             -
NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS FROM DISCONTINUED OPERATIONS                                .3           (4.4)           (12.3)            (5.5)
                                                                      --------       --------       ----------       ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                             $   58.0       $   68.1       $    161.4       $     83.6
                                                                      ========       ========       ==========       ==========

Page 10
                        GATX CORPORATION AND SUBSIDIARIES
                         SUPPLEMENTARY DATA (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                               THREE MONTHS ENDED                      TWELVE MONTHS ENDED
                                                                  DECEMBER 31                              DECEMBER 31
                                                       ----------------------------------        ---------------------------------
                                                           2001                 2000                 2001                2000
                                                       -------------        -------------        -------------       -------------
GATX CORPORATION
Basic:
    (Loss) income from continuing operations           $        (.25)       $       (1.61)       $         .15       $         .64
    Income from discontinued operations                         -                     .34                 3.41                 .75
                                                       -------------        -------------        -------------       -------------
         Total                                         $        (.25)       $       (1.27)       $        3.56       $        1.39

Diluted:
    (Loss) income from continuing operations           $        (.25)       $       (1.60)       $         .15       $         .63
    Income from discontinued operations                         -                     .33                 3.36                 .74
                                                       -------------        -------------        -------------       -------------
         Total                                         $        (.25)       $       (1.27)       $        3.51       $        1.37

Equity                                                                                                   881.8               789.5
Return on Average Equity(a)                                                                                4.6%                8.2%

Assets of Continuing Operations                                                                        5,992.4             5,629.5
Net Assets of Discontinued Operations                                                                      -                 630.9
Intersegment and Other Assets                                                                            117.3                 3.3
                                                                                                 -------------       -------------
      Total Assets                                                                                     6,109.7             6,263.7

Return on Average Total Owned Assets(a)                                                                     .6%                1.1%

GATX RAIL
Revenues                                               $       147.5        $       143.0        $       588.8       $       572.0
Share of affiliates' earnings                                     .9                   .4                  1.5                 3.0
                                                       -------------        -------------        -------------       -------------
     Total Gross Income                                        148.4                143.4                590.3               575.0

Depreciation and amortization                                   25.5                 26.0                100.2               100.5
Interest                                                         8.4                 11.3                 43.9                52.8
Operating lease expense                                         36.8                 35.2                149.2               131.9
                                                       -------------        -------------        -------------       -------------
      Total Ownership Costs                                     70.7                 72.5                293.3               285.2

Operating expenses                                              36.0                 31.2                168.4               120.4
Selling, general and administrative                             15.0                 16.1                 69.3                61.9
Provision for possible losses                                     .1                  1.6                   .3                 1.6
Reduction in work force charges                                  5.3                  -                    5.3                 -
Fair value adjustments for derivatives                           -                    -                     .6                 -
                                                       -------------        -------------        -------------       -------------
     Total Other Costs and Expenses                             56.4                 48.9                243.9               183.9

Income before Income Taxes                                      21.3                 22.0                 53.1               105.9
Income Taxes                                                     1.0                  8.6                 14.4                40.2
                                                       -------------        -------------        -------------       -------------

Net Income                                             $        20.3        $        13.4        $        38.7       $        65.7
                                                       =============        =============        =============       =============

Assets                                                                                                 1,653.2             1,669.6
Equity                                                                                                   365.8               359.7

North American Fleet
--------------------
Fleet Additions                                                  310                  400                2,460               5,400
Total Fleet                                                   91,100               91,600               91,100              91,600
Utilization                                                       91%                  93%                  91%                 93%

                        GATX CORPORATION AND SUBSIDIARIES
                         SUPPLEMENTARY DATA (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                              THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                                  DECEMBER 31                            DECEMBER 31
                                                          ---------------------------          -------------------------------
                                                             2001             2000                2001                 2000
                                                          ---------         ---------          ----------           ----------
FINANCIAL SERVICES
Revenues                                                  $   198.6         $   210.3          $    902.9           $    736.4
Share of affiliates' (losses) earnings                         (1.6)             15.7                33.0                 75.9
                                                          ---------         ---------          ----------           ----------
     Total Gross Income                                       197.0             226.0               935.9                812.3

Depreciation and amortization                                  74.6              67.9               314.1                230.5
Interest                                                       46.0              53.0               207.1                182.6
Operating lease expense                                        11.6              12.5                48.6                 47.4
                                                          ---------         ---------          ----------           ----------
     Total Ownership Costs                                    132.2             133.4               569.8                460.5

Operating expenses                                             26.5              20.7                72.2                 66.8
Selling, general and administrative                            30.4              37.6               141.7                126.5
Provision for possible losses                                  36.4               7.5                98.1                 16.1
Asset impairment charges                                       15.3               5.0                85.2                  5.0
Provision (reversal) for litigation charges                     -               160.5               (13.1)               160.5
Reduction in work force charges                                 5.6               -                   5.6                  -
Fair value adjustment for derivatives                          (1.8)              -                   (.1)                 -
                                                          ---------         ---------          ----------           ----------
     Total Other Costs and Expenses                           112.4             231.3               389.6                374.9

Loss before Income Taxes                                      (47.6)           (138.7)              (23.5)               (23.1)
Income Tax Benefit                                            (19.7)            (54.9)              (10.2)                (9.4)
                                                          ---------         ---------          ----------           ----------

Net Loss                                                  $   (27.9)        $   (83.8)         $    (13.3)          $    (13.7)
                                                          =========         =========          ==========           ==========

Net Investments                                                                                   3,925.0              3,564.3
Other Assets(b)                                                                                     414.2                395.6
                                                                                               ----------           ----------
     Total Assets                                                                                 4,339.2              3,959.9

Common Equity                                                                                       554.1                367.2

GATX CAPITAL ONLY
New Investment Volume                                     $   287.4         $   508.2          $  1,781.8           $  1,532.3

Portfolio Pre-Tax Spread
     Finance lease income                                      22.1              22.6               125.9                 82.4
     Operating lease income                                   112.1             101.8               466.5                368.4
     Interest income                                           15.9              17.9                71.6                 60.1
     Share of affiliates' (losses) earnings                    (1.6)             15.7                33.0                 75.9
     Interest expense                                         (44.4)            (51.3)             (201.5)              (176.6)
     Operating lease expense and depreciation                 (81.8)            (73.1)             (343.3)              (261.0)
                                                          ---------         ---------          ----------           ----------
Total Portfolio Pre-Tax Spread                                 22.3              33.6               152.2                149.2
Total Portfolio Pre-Tax Spread, Excluding Telco/Air            46.3              33.6               190.9                149.2
Annualized Pre-Tax Spread as % of Average Net
     Investments, Excluding Telco/Air                           4.6%              3.9%                4.8%                 4.7%
Asset remarketing:
     Disposition Gains on Owned Assets                         12.7              15.6                79.9                 53.4
     Residual Sharing Fees                                      1.2               2.1                19.1                  3.8
Warrant Income                                                  3.6              17.9                38.7                 52.3


(a)  Excludes 4Q00 litigation reserve and 1Q01 Terminals' gain
(b)  Includes marine operating assets

Page 12
                        GATX CORPORATION AND SUBSIDIARIES
    CONSOLIDATED STATEMENT OF OPERATIONS - ADJUSTED FOR NON-COMPARABLE ITEMS
                          YEAR ENDED DECEMBER 31, 2001
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                    NON-COMPARABLE ITEMS
                                                    GAAP        ------------------------------------------------------------------
                                                   BASIS         TELECOM        AIR       AIRLOG, NET  RAIL/EAST CHICAGO  COLI/TAX
                                                -----------     ---------     --------    -----------  -----------------  -------
GROSS INCOME
    Revenues                                    $   1,488.6           4.6         (1.8)         -                 -           -
    Share of affiliates' (losses) earnings             34.5         (35.6)        (9.3)         -                 -           -
                                                -----------     ---------     --------     --------          --------     -------
TOTAL GROSS INCOME                                  1,523.1         (31.0)       (11.1)         -                 -           -

OWNERSHIP COSTS
    Depreciation and amortization                     417.6           -            -            -                 -           -
    Interest, net                                     249.9           -            -            -                 -           -
    Operating lease expense                           194.8           -            -            -                 -           -
                                                -----------     ---------     --------     --------          --------     -------
TOTAL OWNERSHIP COSTS                                 862.3           -            -            -                 -           -

OTHER COSTS AND EXPENSES
    Operating expenses                                241.1           -            2.0          -                24.5         -
    Selling, general and administrative               229.7           -            -            5.7               -           -
    Provision for possible losses                      98.4           8.0          1.1          -                 -           -
    Asset impairment charges                           85.2          67.8          7.8          -                 -           -
    Provision (reversal) for litigation               (13.1)          -            -          (13.1)              -           -
      charges
    Reduction in work force charges                    13.4           -            -            -                 -           -
    Fair value adjustments for derivatives              0.5           -            -            -                 -           -
                                                -----------     ---------     --------     --------          --------     -------
TOTAL OTHER COSTS AND EXPENSES                        655.2          75.8         10.9         (7.4)             24.5         -
                                                -----------     ---------     --------     --------          --------     -------

(LOSS) INCOME FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES                               5.6        (106.8)       (22.0)         7.4             (24.5)        -

INCOME TAX (BENEFIT) PROVISION                         (1.9)        (42.2)        (8.7)         2.9              (8.3)       (2.0)
                                                -----------     ---------     --------     --------          --------     -------

(LOSS) INCOME FROM CONTINUING OPERATIONS                7.5         (64.6)       (13.3)         4.5             (16.2)        2.0

DISCONTINUED OPERATIONS
   Operating results, net of taxes                      1.5           -            -            -                 -           -
   Gain on sale of portion of segment, net of
     of taxes                                         163.9           -            -            -                 -           -
                                                -----------     ---------     --------     --------          --------     -------
TOTAL DISCONTINUED OPERATIONS                         165.4           -            -            -                 -           -

                                                -----------     ---------     --------     --------          --------     -------
NET INCOME (LOSS)                               $     172.9     $   (64.6)    $  (13.3)    $    4.5          $  (16.2)    $   2.0
                                                ===========     =========     ========     ========          ========     =======
DILUTED EPS                                     $      3.51         (1.31)       (0.27)        0.09             (0.33)       0.04



                                                 ------------------------    ADJUSTED
                                                    RIF      NET GTC GAIN      BASIS
                                                 ---------   ------------   -----------
GROSS INCOME
    Revenues                                           -             -      $   1,485.8
    Share of affiliates' (losses) earnings             -             -             79.4
                                                 ---------     ---------    -----------
TOTAL GROSS INCOME                                     -             -          1,565.2

OWNERSHIP COSTS
    Depreciation and amortization                      -             -            417.6
    Interest, net                                      -             -            249.9
    Operating lease expense                            -             -            194.8
                                                 ---------     ---------    -----------
TOTAL OWNERSHIP COSTS                                  -             -            862.3

OTHER COSTS AND EXPENSES
    Operating expenses                                 -             -            214.6
    Selling, general and administrative               13.4           -            210.6
    Provision for possible losses                      -             -             89.3
    Asset impairment charges                           -             -              9.6
    Provision (reversal) for litigation                -             -              -
      charges
    Reduction in work force charges                    -             -             13.4
    Fair value adjustments for derivatives             -             -              0.5
                                                 ---------     ---------    -----------
TOTAL OTHER COSTS AND EXPENSES                        13.4           -            538.0
                                                 ---------     ---------    -----------

(LOSS) INCOME FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES                            (13.4)          -            164.9

INCOME TAX (BENEFIT) PROVISION                        (4.9)          -             61.3
                                                 ---------     ---------    -----------

(LOSS) INCOME FROM CONTINUING OPERATIONS              (8.5)          -            103.6

DISCONTINUED OPERATIONS
   Operating results, net of taxes                     -             -              1.5
   Gain on sale of portion of segment, net of
     of taxes                                          -           159.3            4.6
                                                 ---------     ---------    -----------
TOTAL DISCONTINUED OPERATIONS                          -           159.3            6.1

                                                 ---------     ---------    -----------
NET INCOME (LOSS)                                $    (8.5)    $   159.3    $     109.7
                                                 =========     =========    ===========
DILUTED EPS                                          (0.17)         3.23    $      2.23

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           GATX CORPORATION
                                  -----------------------------------
                                             (Registrant)

                                         /s/ Brian A. Kenney
                                  -----------------------------------
                                           Brian A. Kenney
                                          Vice President and
                                       Chief Financial Officer
                                      (Duly Authorized Officer)



Date:  January 23, 2002